UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida		33309

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (954) 940-5000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Suspension of Trading Under Registrant’s Employee Benefit Plan
     BankAtlantic, a subsidiary of BankAtlantic Bancorp, Inc. (the “Company”), recently retained Schwab Retirement Plan Services, Inc. as the new investment and service provider for BankAtlantic’s 401(k) plan (the “401(k) Plan”). As a result of the retention of a new service provider, a conversion period is necessary to transition account and 401(k) Plan records. On December 12, 2005, BankAtlantic sent a notice to each of its employees informing them that in connection with the conversion, there would be a blackout period under the 401(k) Plan during which no individual account transactions can be processed. This blackout period is expected to begin on January 21, 2006 and is expected to end the week of February 19, 2006.
     During the blackout period, the directors and executive officers of the Company and BankAtlantic will be prohibited from directly or indirectly purchasing, selling or otherwise transferring certain equity securities of the Company as described in the below-mentioned notice.
     A copy of the notice sent to the Company’s and BankAtlantic’s directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Any securityholder of the Company or other interested person may obtain, without charge, the actual ending date of the blackout period by writing or e-mailing the Company at:
Corporate Communications
BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
CorpComm@bankatlanticbancorp.com

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: January 4, 2006	By:	/s/ James A. White
		Name:	James A. White
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Notice to Directors and Executive Officers.

4